Exhibit 10-1

                                                    [IBM LOGO]

                                                        IBM Canada Ltd.
                                                        3600 Steeles Avenue East
                                                        Markham, ON L3R 9Z7
                                                        (416) 383-5000


July 23, 2001



Mr. Ed LaBuick
The Buck-A-Day Company
465 Davis Drive, Suite 226
Newmarket, Ontario 3Y 2P1

Dear Ed

We would like to finalize the details of the three year business relationship between IBM Canada Ltd. and The Buck-A-Day Company as per Don Myles' letter dated June 5, 2001.

In view of your commitment to an IBM exclusive agreement and minimum annual commitment of 10,000 PC units per calendar year (unit is defined as Desktop and ThinkPad):

o IBM will provide Market Development Funds ((MDF), referred to as Co-Marketing funds in Don's letter)) in the amount of $50,000 semiannually (effective January 2002). These semiannual MDF funds will be based on six month periods and these funds will be paid in January 2002, July 2002, January 2003, July 2003, and January 2004.

o Performance Bonus Rebate: The Buck-A-Day-Company commits to an End User Sales target of 5000 IBM PC's between June 1 and December 31, 2001. If this target is exceeded, IBM will rebate 1% of the net IBM revenue for the Intel P3/P4 class PCs. This rebate will be paid in January 2002 and will be based on an IBM ship out report and BP1 revenue for this same period (Intel class to be revised annually).

      Further,  if during the second six-month period (i.e. January 1 - June 30,
      2002), The Buck-A-Day Company exceeds End User Sales target of 5,000 IBM PCs (total annual to exceed 10,000 units), then IBM will rebate 2% of the net IBM revenue for the Intel P3/P4 class PCs for this second period to be paid in July 2002 based on the same IBM ship out report as above (Intel class to be revised annually).

      Should The Buck-A-Day Company fail to achieve the first target, no rebate will be owed and the 1% rebate will apply for the second six-month period. This rebate will be paid in July 2002 and will be based on the same IBM ship out report as above.

Performance Bonus Calculation (For illustration only):

First 6 months Buck-A-Day sells 5,700 units and 4,900 were P3/P4 class then IBM would pay (based on IBM ship out report and BP1 revenue) 4,900 units * 1.0% (paid in following January).

i) Second 6 month period Buck-A-Day sells 4000 units (total of 9,700/yr) 0.0% payout on second period, or

ii) Second 6 month period Buck-A-Day sells 5,200 units (total of 10,9OO/yr) and 5,100 were P3/P4 class then IBM would pay (based on IBM ship out report and BP1 revenue) 5,100 units * 2.0% (paid in following July)

*Payment Schedule:

--------------------------------------------------------------------------------
Payment            Period               Target       MDF        Perf-Bonus
--------------------------------------------------------------------------------
June 2001    Jun 1 - Dec 31, 2001    5000 + Units   $350K   1% paid in Jan
--------------------------------------------------------------------------------
Jan 2002     Jan 1 - Jun 30, 2002    5000 + Units    $50K   1% or 2% paid in Jul
--------------------------------------------------------------------------------
Jul 2002     Ju1 1 - Dec 31, 2002    5000 + Units    $50K   1% paid in Jan
--------------------------------------------------------------------------------
Jan 2003     Jan 1 - Jun 30, 2003    5000 + Units    $50K   1% or 2% paid in Jul
--------------------------------------------------------------------------------
Jul 2003     Ju1 1 - Dec 31, 2003    5000 + Units    $50K   1% paid in Jan
--------------------------------------------------------------------------------
Jan 2004     Jan 1 - Jun 30, 2004    5000 + Units    $50K   1% or 2% paid in Jul
--------------------------------------------------------------------------------

This agreement replaces all existing incentive based programs offered by IBM for the remainder of this term (3 years) until June 30, 2004.

Yours truly

/s/ Milvi Ester

Milvi Ester
Manager, PCs Higher Education &
Mass Merchant Channel
905-316-4136
milvi@ca.ibm.com

cc:      Don Myles   - IBM Canada Ltd.
         Gary Isaacs - IBM Canada Ltd.
         Scott Frank - IBM Canada Ltd.
         Kevin Simon - IBM Canada Ltd.

                                                      [IBM LOGO]

Don D. Myles                                          IBM Canada Ltd.
Vice President                                        3600 Steeles Avenue East
Partner Services Personal Computing Division          Markham, ON L3R 9Z7


                            PRIVATE & CONFIDENTIAL

June 5, 2001


Mr. Ed LaBuick
The Buck-A-Day Company
465 Davis Drive, Suite 226
Newmarket, Ontario L3Y 2P1

Dear Ed

Further to our discussions over the last week. IBM's proposal in principle for a 3 year business partnership with Buck-A-Day to promote and sell IBM products exclusively in your computer category with a minimum annual (calendar year) purchase rate of 10,000 units includes the following:

o IBM will allocate product to a supply bucket committed for Buck-A-Day based on your 90 day forecast. We will review the requirements monthly and reallocate requirements as part of the IBM Channels supply allocation.

o Your purchase cost will be IBM Web less 1.0%, including purchases through Distribution (SuperCom). This pricing structure will be revisited should IBM revise its pricing strategy over the next 3 years.

o In order to execute this proposal quickly, Buck-A-Day should continue ordering through SuperCom while I continue to work with IBM Global Financing on extending credit to Buck-A-Day for purchases directly from IBM. I will work with SuperCom to assist in the process of arranging the appropriate terms.

o IBM will review the opportunity for Buck-A-Day to purchase Lexmark printers.

In view of your commitment to an IBM exclusive agreement and minimum annual commitment:

o IBM will provide co-marketing finds in the amount of $350,000 once Buck-a-Day has received supply of IBM product and started running your IBM TV ads with the NetVista iSeries 34U model.

o IBM will provide co-marketing funds in the amount of $50,000 semiannually (effective January 2002).

o Performance Bonus Rebate: Buck-A-Day commits to an End User Sales target of 5,000 IBM PCs between June 1 and November 30 of 2001. If this target is exceeded, IBM will rebate 1% of the net IBM revenue for the Intel P3 or P4 class PC. This rebate will be paid in January 2002.

      Further, if during the second six-month period (Dec. 1 May 31, 2002), Buck-A-Day exceeds a second End User Sales target of 5,000 IBM PC's (total to exceed 10,000 units), then IBM will rebate 2% of the net IBM revenue for the Intel P3/P4 class PCs for this second period in July 2002.

      Should Buck-A-Day fail to achieve the first target, no rebate will be owed and the 1% rebate rate will apply for the second six month period.

Upon your agreement to these principles, I look forward to continuing our business partnership and we can finalize the details for the above principles, including re-formalizing the above by amending the appropriate IBM Business Partner contract.

Still anxious to get going.

Yours truly

/s/ Don

Don Myles
Vice President, Partner Services,
Personal Computing Division
IBM Canada Ltd.
Tel: (905) 316-2600,
Fax: (905) 316-2535


cc: Milvi Ester, IBM Canada Ltd.